Exhibit 99.1

Long-acting bronchodilators and arterial stiffness in patients with COPD

POSTER NO. 225

D.B. Rubin(1), J.-L. Pepin(2), J.R. Cockcroft(3), D. Midwinter(4), S. Sharma(1), S. Andreas(5)

(1)GlaxoSmithKline - Research Triangle Park/US; (2)Joseph Fourier University and Grenoble University Hospital - Grenoble/FR; (3)Wales Heart Research Institute - Cardiff/UK; (4)GlaxoSmithKline - Stockley Park/UK; (5)Georg-August-Universitat Gottingen - Gottingen/DE

INTRODUCTION

•      Increased arterial stiffness as measured by aortic pulse wave velocity (aPWV) independently predicts cardiovascular (CV) events and mortality(1) and is elevated in COPD patients.(2)

•      A post-hoc analysis of a clinical trial with Advair/Seretide (250/50mcg) suggested that a long-acting beta agonist/inhaled corticosteroid (LABA/ICS) lowers aPWV in patients with baseline aPWV values >11 meters per second (m/s)(3) (Figure 1). These results prompted the current investigation.

OBJECTIVES

•                  As LABA/ICS and tiotropium (TIO) may have a different impact on CV events, the purpose of this study was to compare the effect of fluticasone furoate/vilanterol (FF/VI) with TIO on aPWV.

METHODS

•                  This multicenter, randomized, double-blind, double-dummy, parallel group study compared FF/VI 100/25mcg and TIO 18mcg both once daily over 12 weeks.

•                  aPWV was measured by sequentially recording ECG-gated carotid and femoral artery waveforms.

•                  The primary endpoint was aPWV change from baseline at 12 weeks. Other endpoints included trough FEV1 and St. George Respiratory Questionnaire for COPD (SGRQ-C). Primary analysis was intent-to-treat (ITT).

RESULTS

Table 1. Screening/baseline characteristics (ITT)*

N=257
Demographics
Age, years	67.3 (7.28)
Female sex, %	14
White race, %	100
Smoking history
Smoking pack years	43.6 (22.55)
Current smokers at screening, %	46
Cardiovascular history/risk factors, %	87
aPWV at screening (m/s)	12.91 (1.902)
Augmentation index at screening (%)	26.3 (10.76)
Lung function at screening
Pre-bronchodilator FEV1 (L)	1.271 (0.4559)
Percent predicted post-bronchodilator FEV1 (%)	46.5 (14.15)
Percent reversibility in FEV1 (%)	8.5 (12.56)
Post-bronchodilator FEV1/FVC (%)	51.3 (11.13)
Proportion reversible (%)	16
Inspiratory capacity at baseline (L)	2.123 (0.6499)

Data are mean (SD) and from the baseline visit unless otherwise stated

*There were no differences in characteristics between patients randomized to FF/VI vs TIO

Table 2. Change from baseline in FEV1 (L) (ITT)

Trough FEV1 (L) at Day 84	FF/VI 100/25 N=127	TIO N=130

n[1]	117	122

n[2]	112	112

LS mean	1.406	1.368

LS mean change (SE for mean/mean change)	0.117 (0.0221)	0.080 (0.0219)

FF/VI versus TIO Difference (95% CI) P-value	0.037 (-0.024, 0.099) 0.232

n[1] = number of subjects with analyzable data for one or more time points

n[2] = number of subjects with analyzable data at the given time point

LS = least square

Table 3. Change in SGRQ (ITT)

SGRQ*	FF/VI 100/25 N=127	TIO N=130

Total, n[1] : n[2] Mean baseline (SD) Mean change from baseline (SD)	123 : 106 50.36 (18.582) –6.03 (13.235)	128 : 108 47.97 (18.150) –4.97 (11.503)

Symptoms Domain, n[1] : n[2] Mean baseline (SD) Mean change from baseline (SD)	126 : 108 66.79 (21.338) –8.57 (17.983)	130 : 112 64.12 (19.204) –5.09 (17.303)

Activity Domain, n[1] : n[2] Mean baseline (SD) Mean change from baseline (SD)	125 : 108 59.99 (20.063) –4.72 (16.412)	129 : 109 58.75 (19.715) –3.43 (14.631)

Impacts Domain, n[1] : n[2] Mean baseline (SD) Mean change from baseline (SD)	126 : 110 39.33 (20.443) –5.84 (14.481)	129 : 111 36.90 (20.171) –5.70 (12.863)

n[1] = number of subjects with baseline data

n[2] = number of subjects with Day 84 and baseline data

*SGRQ scores derived from SGRQ-C questionnaire

OTHER ANALYSES

•                  Post-hoc analysis indicates both FF/VI and TIO lower aPWV ~1m/s, a MCID, without an impact on MAP.

•                  Responders (>1m/s) did not reveal distinguishing characteristics.

•                  Mean arterial pressure (MAP) was unchanged over the trial and including the MAP in the statistical model did not change the magnitude of the treatment effect.

•                  There was an inconsistent treatment difference for current smokers compared with former smokers over time

•                  at Days 56 and 84, the treatment difference numerically favored FF/VI for former smokers, whereas the reverse was true for current smokers

•                  at Day 28 there was no apparent difference between groups for current smokers.

CONCLUSIONS

•                  FF/VI and TIO have similar impact on reduction of aPWV.

•                  The COPD phenotype selected by the inclusion criterion of a aPWV >11m/s is associated with a history and/or risk of cardiovascular disease.

•                  HYPOTHESIS: We speculate that bronchodilators lower aortic stiffness by improving the inflation reflex that lowers vascular sympathetic tone.(4) Further studies exploring this mechanism are warranted.

REFERENCES

(1)         Eur Heart J 2006;27:2588.

(2)         Am J Respir Crit Care Med 2007;176:1208.

(3)         Resp Med 2011;105:1322.

(4)         Chest 2005;128:3618.

ACKNOWLEGMENTS

•                  The presenting author, David Rubin, is employed by and holds stock in GlaxoSmithKline.

•                  Funded by GlaxoSmithKline (HZC115247, NCT013958888).

•                  Editorial support (in the form of assembling tables) was provided by David Cutler, PhD at Gardiner-Caldwell Communications (Macclesfield, UK) and was funded by GlaxoSmithKline.

Presented at the American Thoracic Society Annual Congress, Philadelphia, PA, USA, 17—22 May 2013